UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation and organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

On September 30, 2015, Porter Bancorp, Inc. (“Porter” or the “Company”) completed a common equity for debt exchange with holders of $4,000,000 of the capital securities (the “Trust Securities”) of Porter Statutory Trust IV, a trust subsidiary of Porter, with accrued and unpaid interest thereon of approximately $330,000.  In exchange for the $4.3 million debt and interest liability, the Company issued 800,000 common shares and 400,000 non-voting common shares, for a total of 1,200,000 shares, as described below.

The value received by Porter in this transaction was $3.61 per share issued ($4,330,000 / 1,200,000 shares).  The closing price of Porter’s common stock was $1.40 per share on September 30, 2015.  The ten day trailing average closing price per share was $1.47 and the twenty day trailing average closing price per share was $1.48.  The transaction is expected to save the Company approximately $80,000 of interest expense over the next twelve months.  Following this transaction, Porter had 20,091,205 common shares and 6,858,000 non-voting common shares issued and outstanding at the close of business on September 30, 2015.  The transaction represents 16 cents per share of tangible book value per share at September 30, 2015 ($4,330,000 / 26,949,205 total shares issued and outstanding).

In the transaction, a wholly owned subsidiary of Porter acquired a portion of the Trust Securities directly from a third party (the “Holder”) in exchange for 400,000 common shares.  W. Glenn Hogan also purchased a portion of the Trust Securities from the Holder, and transferred his purchased Trust Securities to the Porter subsidiary in exchange for 400,000 common shares. In addition, Patriot Financial Partners L.P. and its affiliate Patriot Financial Partners Parallel L.P. (the “Patriot Funds”) purchased the remaining Trust Securities from the Holder, and transferred their purchased Trust Securities to the Porter subsidiary in exchange for a total of 400,000 non-voting common shares.  Mr. Hogan and the general partner of the Patriot Funds, W. Kirk Wycoff, are each directors of Porter.  Copies of the Exchange Agreements between Mr. Hogan and the Company and Patriot Financial Partners L.P. and the Company are filed as Exhibits 10.1 and 10.2 to this report.

A copy of the press release issued by the Company on October 1, 2015 is attached as Exhibit 99.1 to this report.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Exchange Agreement with Patriot Financial Partners. L.P. dated September 30, 2015.

10.2	Exchange Agreement with W. Glenn Hogan dated September 30, 2015.

99.1	Press Release issued October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2015	PORTER BANCORP, INC.

	By:	/s/ John T. Taylor
John T. Taylor
President and
Chief Executive Officer

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